Exhibit 23.3
Wright, Moore, DeHart, Dupuis & Hutchinson, llc
Certified Public Accountants
100 Petroleum Drive, 70508

JOHN W. WRIGHT, CPA*	P.O. Box 80569 Lafayette, Louisiana 70598-0569	CHRISTINE R. DUNN, CPA
JAMES H. DUPUIS, CPA, CFP*	(337) 232-3637 FAX (337) 235-8557	MARY PATRICIA KEELEY, CPA
JOE D. HUTCHINSON, CPA*	www.wmddh.com	KRISTIE C. BOUDREAUX, CPA
JAN H. COWEN, CPA*		BRIDGET B. TILLEY, CPA, MT
LANCE E. CRAPPELL, CPA*		DAMIAN H. SPIESS, CPA, CFP
MICAH R. VIDRINE, CPA*		CHIP CANTRELL, CPA
PAT BAHAM DOUGHT, CPA*		DANE FALGOUT, CPA
TRAVIS M. BRINSKO, CPA*		PATRICK WAGUESPACK, CPA
RICK STUTES, CPA, CVA		ROBIN G. STOCKTON, CPA
*A PROFESSIONAL CORPORATION		ROBERT T. DUCHARME, II, CPA

RETIRED
M. TROY MOORE, CPA*+
MICHAEL G. DeHART, CPA, CVA, MBA* (Retired)

Consent of Wright, Moore, DeHart, Dupuis & Hutchinson, L.L.C.
Certified Public Accountants
We hereby consent to the incorporation by reference in the S-4 Registration Statement of Allis-Chalmers Energy Inc. of our report dated March 23, 2005 relating to the financial statements of Delta Rental Service, Inc. as of December 31, 2003 and December 31, 2004 and the years ended December 31, 2003 and December 31, 2004.
We also consent to the reference to us under the caption “Experts” in the Registration Statement.
/s/ Wright, Moore, DeHart,
Dupuis & Hutchinson
Wright, Moore, DeHart,
Dupuis & Hutchinson, L.L.C.
Lafayette, Louisiana
December 18, 2006